UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2012

Astrotech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 485-9530

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On October 31, 2012, Astrotech Corporation (the “Company”) received a notice (the “Notice”) from John Porter, the Company’s former Senior Vice President, Chief Financial Officer and Secretary, stating that Mr. Porter intends to nominate four of the six directors eligible for election to the Board of Directors of the Company at the Company’s 2012 Annual Meeting of Shareholders.

As disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 9, 2012, the Company terminated Mr. Porter’s employment on August 3, 2012.  In a letter to the Company dated October 17, 2012, Mr. Porter demanded substantial monetary compensation from the Company as a result of his termination.  The Company has not yet been served with a formal complaint.  The Company believes that Mr. Porter’s claims are without merit and intends to vigorously defend any such actions by Mr. Porter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: November 7, 2012	By:	/s/ Carlisle Kirkpatrick
Name: Carlisle Kirkpatrick
Title: Chief Financial Officer